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                                                                       Exhibit 5





                                  May 2, 1995

TriCare, Inc.
3353 Peachtree Road
Suite 1000
Atlanta, Georgia  30326

Gentlemen:

         We have served as counsel to TriCare, Inc. (the "Company"), a Delaware corporation, in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form S-8, of a proposed offering of 682,622 shares of the Company's Common Stock, $0.01 par value (the "Shares"), issuable pursuant to the Bottomley and Associates, Inc. 1991 Stock Option Plan (the "Plan").

         We have examined such documents, records and matters of law as we have deemed necessary for purposes of rendering this opinion. Based upon and subject to the foregoing, we are of the opinion that the Shares will be, when issued in accordance with the Plan, duly authorized, validly issued, fully paid and nonassessable.

                 We hereby consent to the filing of this opinion as Exhibit 5 to the Company's Registration Statement on Form S-8.


                                        Very truly yours,

                                        /S/ JONES, DAY, REAVIS & POGUE

                                        JONES, DAY, REAVIS & POGUE